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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Computer Literacy, Inc. on Form SB-2 of our report dated July 10, 1998 (August 25, 1998 as to the fifth paragraph of Note 1 and the last two paragraphs of
Note 10), appearing in the Prospectus and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus.

We also consent to the incorporation by reference in this Registration Statement of Computer Literacy, Inc. on Form SB-2 of our report dated July 10, 1998, on the financial statements of Computer Literacy Bookshops, Inc. appearing in the Prospectus.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
San Jose, California
November 19, 1998